U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Date of Report: February 11, 2002

                         MIKRON INSTRUMENT COMPANY, INC.
               (Exact name of issuer as specified in its charter)

         New Jersey                        0-15486               22-1895668
(State or Other Jurisdiction of       (Commission File         (IRS Employer
Incorporation or Organization)             Number)           Identification No.)

                   16 Thornton Road, Oakland, New Jersey 07436
              (Address and Zip Code of Principal Executive Offices)

                                 (201) 405-0900
                         (Registrant's Telephone Number)

Item 4. Changes in Registrant's Certifying Accountants

On February 8, 2002, the Audit Committee of the Board of Directors of Mikron Instrument Company, Inc. (the "Company") approved the engagement of BDO Seidman, LLP, with effect from February 11, 2002, as the Company's independent accountant for the fiscal year ending October 31, 2002 to replace the firm of Arthur Andersen LLP who were dismissed by the Company as its independent accountant with effect from February 11, 2002.

The reports issued by Arthur Andersen LLP with respect to its audits of the Company's financial statements for the fiscal years ended October 31, 2000 and 2001 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company's fiscal years ended October 31, 2000 and 2001, the three month interim period which ended on January 31, 2002, and the interim period which commenced on February 1, 2002 and which ended on the date when Arthur Andersen LLP was replaced as the Company's auditors, there were no disagreements with Arthur Andersen LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Arthur Andersen LLP would have caused Arthur Andersen LLP to make reference thereto in any report issued or to be issued by it in connection with its audit of the Company's financial statements.


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

Item 7. Financial Statements and Exhibits

The following financial statements, pro forma financial information and exhibits have been filed as part of this Report:

      (a)   Financial Statements -- none

      (b)   Pro forma financial information -- none

      (c)   Exhibits

     Number               Description
     ------               -----------

       16 Letter dated February 11, 2002 from Arthur Andersen LLP addressed to the Commission

                                    Signature

      In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          Mikron Instrument Company, Inc.


Dated: February 14, 2002                  By:  /s/ Gerald D. Posner
                                             ------------------------------

                                          Gerald D. Posner, Chief (Principal)
                                          Executive Officer


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